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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K
                                 CURRENT REPORT
                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

                                 March 12, 2002
                Date of Report (date of earliest event reported)

                            CYPRESS BIOSCIENCE, INC.
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               (Exact name of Registrant as specified in charter)

         Delaware                        0-12943                  22-2389839
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(State or other jurisdiction    (Commission File Number)      (I.R.S. Employer
       of incorporation)                                     Identification No.)



                         4350 Executive Drive, Suite 325
                               San Diego, CA 92121
                    (Address of principal executive offices)
       Registrant's telephone number, including area code: (858) 452-2323




                                       N/A
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          (Former name or former address, if changed since last report)






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Item 5.  Other Events and Regulation FD Disclosure

         On February 21, 2002 Cypress Bioscience, Inc. (the "Company") attended a hearing with the Nasdaq Listing Qualifications Panel (the "Panel") to appeal the notification that the Company's securities would be delisted from The Nasdaq SmallCap Market for failure to comply with the National Association of Securities Dealers, Inc. (the "NASD") listing rules. The consolidated audited financial statements of the Company for the year ended December 31, 2001 ("December 31, 2001 Consolidated Audited Financials") with footnotes and the accompanying audit report of Ernst & Young, LLP the Company's independent auditors (the "Audit Report") were delivered to the Panel pursuant to their request made at the hearing.

         On March 5, 2002 the Company received a letter from the Panel, informing the Company that the Panel agreed to continue the listing of the Company's Common Stock on the Nasdaq SmallCap Market provided that the Company complete the proposed $17 million private placement financing and: (i) the Company file this Form 8-K attaching the December 31, 2001 Consolidated Audited Financials, the Audit Report and an unaudited balance sheet as of a date no earlier than 45 days in advance of such filing, including pro forma adjustments for any significant events or transactions subsequent to December 31, 2001 (the "Pro Forma Balance Sheet"); and (ii) the Company file its Annual Report on Form 10-K for the fiscal year ended December 31, 2001 on or before April 1, 2002, with an audited balance sheet as of December 31, 2001 and an unaudited balance sheet as of a date no earlier than 45 days in advance of such filing, including pro forma adjustments for any significant events or transactions subsequent to December 31, 2001. The December 31, 2001 Audited Consolidated Financials and the Pro Forma Balance Sheet are attached as Exhibits 99.1 and 99.4, respectively.

         The Audit Report filed herein contains an explanatory paragraph noting that the Company currently lacks sufficient working capital to fund operations through the end of the year, which raises substantial doubt about the Company's ability to continue as a going concern (the "Going Concern Opinion"). The Company is in the process of completing a $17 million private placement financing whereby the Company has agreed to issue and sell to certain purchasers, and the purchasers have agreed to purchase from the Company approximately 6,882,591 shares of Company Common Stock and warrants to purchase approximately 3,441,296 shares of the Company's Common Stock (the "Financing"). The closing of the Financing is contingent upon (i) the continued listing of the Company's securities on The Nasdaq SmallCap Market and (ii) the approval by the Company's stockholders of the Financing. The Company has scheduled a special meeting of stockholders on March 25, 2002 at which the Company's stockholders are being asked to approve the Financing. The Company expects to obtain the required stockholder approval of the Financing. Assuming the Company obtains stockholder approval, the Financing is scheduled to occur immediately after the March 25, 2002 stockholder meeting. The Common Stock and warrants to purchase Common Stock have not been registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent a registration statement or exemption from registration. The Company expects that the Going Concern Opinion will be removed from the Audit Report that will be filed with the Company's Annual Report on Form 10-K for the year ended December 31, 2001.

         The press release issued by the Company on March 7, 2002 announcing the Panel's decision to allow the Company to continue to be listed on The Nasdaq SmallCap Market, subject to certain conditions, is attached as Exhibit 99.2. The press release issued by the Company on March 11, 2002 announcing its December 31, 2001 earnings is filed herewith as Exhibit 99.3.

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Item 7.  Financial Statements and Exhibits.

         (c)      Exhibits

         23.1     Consent of Ernst & Young LLP, Independent Auditors

         99.1     The December 31, 2001 Audited Consolidated Financials

         99.2 Press Release issued March 7, 2002 announcing the Nasdaq Listing Qualifications Panel's decision to continue listing the Company's securities

         99.3 Press Release issued March 11, 2002 announcing the Company's December 31, 2001 earnings

         99.4     Pro Forma Balance Sheet as of January 31, 2002

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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                      Cypress Bioscience, Inc.

                                      By: /s/ Jay D. Kranzler
                                         --------------------------
                                          Jay D. Kranzler,
                                          Chief Executive Officer, President and
                                          Secretary

Date:     March 12, 2002

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                                INDEX TO EXHIBITS

23.1     Consent of Ernst & Young LLP, Independent Auditors

99.1     The December 31, 2001 Audited Consolidated Financials

99.2 Press Release issued March 7, 2002 announcing the Nasdaq Listing Qualifications Panel's decision to continue listing the Company's securities

99.3 Press Release issued March 11, 2002 announcing the Company's December 31, 2001 earnings

99.4     Pro Forma Balance Sheet as of January 31, 2002

                                       4